STOCKHOLDERS AGREEMENT

                                      among

                     CYPRESS MERCHANT BANKING PARTNERS L.P.,

                               CYPRESS GOLF LTD.,

                   CYPRESS MERCHANT BANKING PARTNERS II L.P.,

                              CYPRESS GOLF C.V. LTD.,

                          55TH STREET PARTNERS II L.P.,

                                 CLUBCORP, INC.,

                             ROBERT H. DEDMAN, SR.,

                             ROBERT H. DEDMAN, JR.,

                             PATRICIA DEDMAN DIETZ,

                             THE DEDMAN FOUNDATION,

                     THE ROBERT AND NANCY DEDMAN FOUNDATION,

                   THE TRUSTEES OF THE ROBERT DEDMAN TRUST #1,

                   THE TRUSTEES OF THE ROBERT DEDMAN TRUST #2,

                    THE TRUSTEES OF THE NANCY DEDMAN TRUST #1

                                       and

                    THE TRUSTEES OF THE NANCY DEDMAN TRUST #2


                          dated as of December 1, 1999



ARTICLE I     DEFINITIONS
Section 1.1   Certain Defined Terms
Section 1.2   Other Defined Terms
Section 1.3   Other Definitional Provisions

ARTICLE II    TRANSFER OF COMMON SHARES
Section 2.1   Restrictions on Transfer
Section 2.2   Tag-Along Rights
Section 2.3   Drag-Along Rights
Section 2.4   Transferees
Section 2.5   Compliance with Transfer Provisions

ARTICLE III   EQUITY PURCHASE RIGHTS
Section 3.1   Equity Purchase Rights
Section 3.2   Equity Repurchase Program

ARTICLE  IV   REGISTRATION RIGHTS
Section 4.1   Demand Registrations
Section 4.2   Piggyback Registrations
Section 4.3   Registration Procedures
Section 4.4   Registration Expenses
Section 4.5   Limitations on Sale or Distribution of Other Securities
Section 4.6   Company Right to Postpone Registration
Section 4.7   No Required Sale
Section 4.8   Indemnification
Section 4.9   Contribution
Section 4.10  Rule 144

ARTICLE V    CORPORATE GOVERNANCE
Section 5.1   Board Representation
Section 5.2   Committees
Section 5.3   Consents Rights
Section 5.4   Voting on Certain Matters
Section 5.5   Restrictions on Other Agreements
Section 5.6   Financial and Other Information
Section 5.7   Board Procedures
Section 5.8   Cooperation
Section 5.9   Investments

ARTICLE VI    IPO RECAPITALIZATION
Section 6.1   Agreement to Effect Recapitalization

ARTICLE VII   REPRESENTATIONS AND WARRANTIES
              OF CERTAIN STOCKHOLDERS
Section 7.1   Organization
Section 7.2   Authority
Section 7.3   Non-Contravention
Section 7.4   Consents and Approvals

ARTICLE VIII  MISCELLANEOUS
Section 8.1   Conflicting Agreements
Section 8.2   Termination
Section 8.3   Legend
Section 8.4   Further Assurances
Section 8.5   Amendment and Waiver
Section 8.6   Severability
Section 8.7   Effective Date
Section 8.8   Entire Agreement
Section 8.9   Successors and Assigns
Section 8.10  Counterparts
Section 8.11  Remedies
Section 8.12  Notices
Section 8.13  Governing Law; Consent to Jurisdiction
Section 8.14  Interpretation



                             STOCKHOLDERS AGREEMENT


          Stockholders Agreement dated as of December 1, 1999 among Cypress Merchant Banking Partners L.P., a Delaware limited partnership ("CMBP"), Cypress Golf Ltd., a Cayman Islands corporation ("GOLF"), Cypress Merchant Banking Partners II L.P., a Delaware limited partnership ("CMBP II"), Cypress Golf C.V. Ltd., a Cayman Islands corporation ("GOLF CV"), 55th Street Partners II L.P., a Delaware limited partnership ("55th Street" and together with CMBP, GOLF, CMBP II and GOLF CV, the "Investor Stockholders"), ClubCorp, Inc., a Delaware corporation (the "Company"), and Rachael Dedman, Robert H. Dedman, Jr., Mark Dietz, Patricia Dedman Dietz, Jerry W. Dickenson, Brad Kelly, Levan Kelly, Jim Maser, Melinda Mercer and Jim Mertz, as trustees of the Robert Dedman Trust #1, an inter vivos trust established under the laws of the State of Texas by an indenture made and entered on December 6, 1969, Rachael Dedman, Robert H. Dedman, Jr., Mark Dietz, Patricia Dedman Dietz, Jerry W. Dickenson, Brad Kelly, Levan Kelly, Jim Maser, Melinda Mercer and Jim Mertz, as trustees of the Robert Dedman Trust #2, an inter vivos trust established under the laws of the State of Texas by an indenture made and entered on December 6, 1969, Rachael Dedman, Robert H. Dedman, Jr., Mark Dietz, Patricia Dedman Dietz, Jerry W. Dickenson, Brad Kelly, Levan Kelly, Jim Maser, Melinda Mercer and Jim Mertz, as trustees of the Nancy Dedman Trust #1, an inter vivos trust established under the laws of the State of Texas by an indenture made and entered on December 6, 1969, Rachael Dedman, Robert H. Dedman, Jr., Mark Dietz, Patricia Dedman Dietz, Jerry W. Dickenson, Brad Kelly, Levan Kelly, Jim Maser, Melinda Mercer and Jim Mertz, as trustees of the Nancy Dedman Trust #2, an inter vivos trust established under the laws of the State of Texas by an indenture made and entered on December 6, 1969, The Dedman Foundation, a Texas non-profit corporation, The Robert and Nancy Dedman Foundation, a Texas non-profit corporation, Robert H. Dedman, Sr., Robert H. Dedman, Jr. and Patricia Dedman Dietz (collectively, the "Dedman Stockholders").

          Whereas, CMBP, CMBP II, 55th Street, Cypress Offshore Partners L.P. ("COP"), Cypress Merchant Banking II C.V. ("CMBCV"), the Company and certain of the Dedman Stockholders have entered into a Stock Purchase Agreement, dated as of October 26, 1999 (the "Stock Purchase Agreement"), (and COP and GOLF and CMBCV and GOLF CV have entered into Assignment Agreements pursuant to which COP and CMBCV have assigned their respective rights and obligations under the Stock Purchase Agreement to GOLF and GOLF CV, respectively), pursuant to which the Investor Stockholders will purchase (i) 9,375,000 newly issued shares of Common Stock (as hereinafter defined) and 1,012,500 warrants to purchase Common Stock from the Company for an aggregate purchase price of $150 million (and, subject to certain conditions as set forth in the Stock Purchase Agreement), up to an additional 4,687,500 newly issued shares of Common Stock and 337,500 warrants to purchase shares of Common Stock) and (ii) 4,687,500 shares of Common Stock from certain of the Dedman Stockholders for an aggregate purchase price of $75 million; and

          Whereas, the parties hereto desire to enter into certain arrangements relating to the Company, to be effective as of the First Closing.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

          "Active Investment" means an investment in a Person where the investor or its Affiliates have any of (i) the right to appoint a director (in the case of a corporation) or similar control person (in the case of other organizations) of such Person or (ii) the right, other than through voting of capital stock, to control such Person.

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

          "Agreement" means this Stockholders Agreement, as it may be amended, supplemented, restated or modified from time to time in accordance with the terms hereof.

          "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Stock or Voting Securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person's execution of this Agreement.

          "Best IPO Efforts" means (irrespective of market conditions or the actions of third parties) (i) preparing and filing with the Commission a registration statement for an Initial Public Offering in accordance with the advice of an Independent Investment Banking Firm and other professionals, (ii) using best efforts to resolve any and all comments on such registration statement of the staff of the Commission, (iii) using best efforts to obtain an order of the Commission declaring such registration statement effective, (iv) selling the Common Stock registered on such registration statement in accordance with the method of distribution stated therein and (v) using best efforts to have such shares of Common Stock listed on a national securities exchange or quoted on the Nasdaq or National Market System; provided that if an Initial Public Offering shall have been completed, Best IPO Efforts shall be deemed to have been used for each required period.

          "Board"  means  the  Board  of  Directors  of  the  Company.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or in Dallas, Texas.

          "By-Laws" means the By-Laws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Certificate of Incorporation and the terms of this Agreement.

          "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

          "Capitalized Lease Obligations" means all of the portions of any obligation of the Company or any of its Subsidiaries as lessee under a lease which at the time would be required to be capitalized on a balance sheet of the Company or such Subsidiary prepared in accordance with GAAP.

          "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

          "Charitable or Non-Profit Entity" means any trust, corporation, partnership or other entity described under Sections 170(c), 2055(a) and 2522(a) of the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

          "Common Stock" means the common stock, par value $.01 per share, of the Company and (i) any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization and (ii) in the event the Company effects the Recapitalization as contemplated by Section 6.1 of this Agreement both the Class A Common Stock and the Class B Common Stock and any securities issued in respect thereof or in substitution therefor as contemplated by clause (i).

          "Company Competitor" means any Person that (i) is primarily engaged in the ownership or operation of any daily fee or semi-private golf course or golf-related private club or (ii) is listed on Schedule 5.9 to this Agreement, for so long as such Person, taken as a whole, continues to be engaged in the ownership or operation of golf-related facilities to substantially the same extent as on the date of this Agreement.

          "Consent Right" means each of the matters enumerated in Section 5.3 of this Agreement which require the prior written consent of one of the Investor Stockholders (or a Permitted Transferee of an Investor Stockholder who is controlled by such Investor Stockholder) before they can be authorized, effected or validated.

          "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

          "Dedman Stockholder Group" means the Dedman Stockholders and their Permitted Transferees.

          "Director"  means  any  member  of  the  Board.

          "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Company and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and (ii) equity in joint venture net income, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) depreciation and amortization, plus (c) interest expense (including but not limited to interest expense pursuant to Capitalized Lease Obligations), plus (d) to the extent included in determining Pretax Net Income, non-recurring, non-cash charges, minus (e) to the extent included in determining Pretax Net Income, non-recurring credits, plus (f) cash distributions received from any Person the financial results of which are not consolidated with the financial results of the Company pursuant to GAAP.

          "Equity Securities" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable for, such shares, and options, warrants or other rights to acquire such shares.

          "ESOP" means The ClubCorp Employee Stock Ownership Plan, effective as of January 1, 1999, as in effect on the date hereof.

          "Exchange  Act" means the Securities Exchange Act of 1934, as amended.

          "Expenses" means any and all fees and expenses incident to the Company's performance of or compliance with its obligations under Article IV (other than internal expenses incurred by the Company including the services of the Company's executives and legal department), including: (i) listing and filing fees of the Commission or any stock exchange registration, (ii) fees and expenses of compliance with state and provincial securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including reasonable fees and expenses of "blue sky" counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Investor Stockholders), (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the reasonable fees and disbursements not in excess of $100,000 of one counsel for the selling Holder(s) (selected by the Initiating Holder, in the case of a Demand Registration, or by the Requisite Percentage of Participating Holders, in the case of a Piggyback Registration, and in each case consented to by the Company, which consent shall not be unreasonably withheld), (viii) fees and disbursements of the Company's independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and (ix) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities.

          "Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints.

          "First Closing" has the meaning ascribed to such term in the Stock Purchase Agreement.

          "Formula Price" means the Fair Market Value of a share of Common Stock as determined in good faith from time to time by the Board after consultation with an Independent Investment Banking Firm.

          "Foundation Stockholders" means The Dedman Foundation and The Robert and Nancy Dedman Foundation.

          "Fully-Diluted Basis" with respect to the Common Stock means the number of shares of Common Stock which are issued and outstanding at the date of determination plus the number of shares of Common Stock issuable pursuant to any securities (other than Common Stock), rights or options then outstanding, convertible into or exercisable for (whether or not subject to contingencies or passage of time, or both), Common Stock.

          "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period, the financial statements for which period have been audited by the Company's independent auditors.

          "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

          "Holder" means each Investor Stockholder and any of its Permitted Transferees, and any Third Party Transferee of any such Investor Stockholder or Permitted Transferee (i) to the extent the rights and obligations of a Holder are specifically assigned to such Third Party Transferee by any Investor Stockholder or its Permitted Transferee in accordance with Section 2.4(b)(ii) and (ii) who agrees, pursuant to Section 2.4(c), to be bound by the provisions of this Agreement as a "Holder" hereunder; provided that only a Permitted Transferee or a Third Party Transferee to whom an Investor Stockholder or Permitted Transferee specifically assigns the right to require a Demand Registration shall be permitted to make a Demand Registration Request pursuant to Section 4.1(a).

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness of such Person, whether or not contingent, for borrowed money (including reimbursement obligations in respect of letters of credit, guarantees or similar instruments), (b) all obligations of such Person for the deferred purchase price of property or services, (c) all other indebtedness of such Person evidenced by notes, bonds, debentures, letters of credit or other similar instruments, (d) all obligations under leases required to be classified and accounted for as capital leases in accordance with GAAP, and (e) all indebtedness of others referred to in clauses (a) through (d) above guaranteed directly or indirectly in any manner by such Person.

          "Independent  Director"  means  an  individual  who:

          (i) is not, except for such individual's role as a Director, an Affiliate of the Company, any Investor Stockholder or any of the Dedman Stockholders and is not a current or former officer of the Company or any of its Subsidiaries;

          (ii) does not, in addition to such individual's role as a Director, also act on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to management of the Company or any of its Subsidiaries or to any Investor Stockholder or any Dedman Stockholder or any of their respective Affiliates; and

          (iii) does not represent on a regular basis, and is not a member of the immediate family of, a Person who does not satisfy the requirements of clauses (i) or (ii) above.

          "Independent Investment Banking Firm" means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

          "Initial Interest" means, with respect to any Stockholder, all of the shares of Common Stock beneficially owned by such Stockholder immediately following the First Closing or, if the Second Closing occurs, the Second Closing.

          "Initial Public Offering" means the sale of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 (unless such registration was in connection with a transaction which required the consent of the Investor Stockholders pursuant to
Section 5.3(iii) and to which the Investor Stockholders consented) or S-8 or any similar or successor form) filed under the Securities Act in connection with an underwritten offering after which there is an active trading market in such shares of Common Stock (it being understood that an active trading market shall be deemed to exist if, among other things, the shares of Common Stock are listed on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or National Market System).

          "Investor Director" means any Director designated by the Investor Stockholders pursuant to Section 5.1 of this Agreement.

          "Investor Stockholder Group" means the Investor Stockholders and their Permitted Transferees.

          "Leverage Ratio" means, for any date of calculation, the ratio of Total Debt as of the date of determination to EBITDA calculated for the four consecutive fiscal quarters for which financial statements are available prior to the date of calculation. For purposes of the calculation of the Leverage Ratio only, with respect to assets not owned at all times during the four fiscal quarters immediately preceding the date of calculation of EBITDA, there shall be
(i) included in EBITDA the pro forma EBITDA (but calculated to exclude any increase in EBITDA which would be the result of any expenses that the Company projects to be eliminated by such proposed acquisition) of any assets acquired during any such four fiscal quarters and (ii) excluded from EBITDA the EBITDA of any assets disposed of during any of such four fiscal quarters.

          "New Credit Facility" means the First Amended and Restated Credit Agreement, dated as of September 24, 1999, among the Company, certain lenders named therein, and Bank of America, N.A. as administrative agent for the lenders.

          "New Securities" means shares of Common Stock of the Company and rights, options or warrants to purchase such Common Stock, and securities of any kind whatsoever that are, or may become convertible into or exchangeable for such Common Stock (other than (i) any securities of the Company offered pursuant to a registration statement which has been declared effective under the Securities Act, whereby such securities shall be publicly traded on a national securities exchange or quoted on the Nasdaq or National Market System, (ii) (1) shares of Common Stock issued (x) upon exercise of options outstanding on the date hereof or granted in accordance with clause (ii)(2) of this definition or
(y) to the ESOP in compliance with Section 5.3(xiv), (2) options to purchase Common Stock granted under option plans existing on the date hereof or any other plans approved pursuant to Section 5.3(x), (3) shares of Common Stock issuable upon exercise of the Warrants, and (iii) shares of Common Stock issued to acquire all or substantially all of the assets or securities of another entity if such shares of Common Stock are issued directly to such entity or to those persons owning securities of such entity in connection with the acquisition of such entity in a transaction in compliance with Sections 5.3(iii), 5.3(iv) and 5.3(xiv)).

          "Permitted Transferee" means (i) any Affiliate of a Stockholder, (ii) a trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, or owners, or Persons holding a controlling interest of which consist of a Stockholder and any Affiliate of a Stockholder, (iii) with respect to any Stockholder that is a partnership, such Stockholders' partners as of the date hereof, (iv) any limited partners of any Investor Stockholder, (v) with respect to each Dedman Stockholder, any other Dedman Stockholder, and with respect to each Investor Stockholder, any other Investor Stockholder, (vi) the executor, administrator, testamentary trustee, heir, legatee or beneficiary of any deceased Stockholder and (vii) if the shares of Common Stock are Transferred pursuant to the provisions of Section 3.2 or in compliance with Section 5.3(viii), the Company. In addition, each Stockholder shall be a Permitted Transferee of its Permitted Transferees.

          "Permitted Transfers" means Transfers of shares of Common Stock (i) between a Stockholder and its Permitted Transferees so long as such Permitted Transferees agree to be bound by the provisions of this Agreement to the same extent as the transferor and (ii) to any Charitable or Non-Profit Entity the beneficiaries, shareholders, partners, or owners, or Persons holding a controlling interest of which do not consist of a Stockholder and any Affiliates of a Stockholder.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

          "Pretax Net Income" means net profit (or loss) before taxes of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

          "Qualifying Stockholder" means any member of the Investor Stockholder Group and any Third Party Transferee of any member of the Investor Stockholder
Group who becomes subject to the obligations of the Investor Stockholder Group pursuant to Section 2.4(b).

          "Redeemable Stock" means any Capital Stock of the Company or its Subsidiaries which prior to March 24, 2007 is (a) mandatorily redeemable (by sinking fund or similar payments or otherwise), (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness of the Company or its Subsidiaries.

          "Redemption Obligation" means that certain obligation of the Company to repurchase Capital Stock of the Company pursuant to Section 6.05 of the ESOP.

          "Registrable Securities" means any Common Stock beneficially owned by any Holder, whether beneficially owned as of the First Closing or thereafter acquired. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act and the second sentence of the legend set forth in Section 8.3 has been removed from the certificate representing such securities or (iii) such securities shall have ceased to be outstanding.

          "Requisite Percentage of Participating Holders" means, with respect to any registration pursuant to Article IV, Holders of a majority of the total Registrable Securities which the Company has been requested to register by all Holders.

          "Second Closing" has the meaning ascribed to such term in the Stock Purchase Agreement.

          "Securities  Act"  means  the  Securities  Act  of  1933,  as amended.

          "Stockholder" means each Investor Stockholder and each Dedman Stockholder and each other Person who agrees to be bound by the terms of this Agreement pursuant to the terms hereof.

          "Stockholder Group" means one or more of the Investor Stockholder Group and the Dedman Stockholder Group.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Third Party Transferee" means any Person to whom a Stockholder or a Permitted Transferee Transfers shares of Common Stock, other than a Permitted Transferee of such Stockholder or such Permitted Transferee.

          "Total Debt" means, as of any date of determination, determined for the Company and its Subsidiaries on a consolidated basis, to the extent that the following would appear as a liability upon the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP: (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) Capitalized Lease Obligations, and (v) obligations in respect of Redeemable Stock (excluding, however, (A) the Redemption Obligation and, (B) for purposes of Sections 3.2 and 5.3(xiv), the shares of Common Stock comprising the Investor Stockholders' Initial Interest).

          "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Common Stock beneficially owned by a Person or any interest in any shares of Common Stock beneficially owned by a Person.

          "Voting Securities" means, at any time, shares of any class of Capital Stock of the Company which are then entitled to vote generally in the election of Directors.

          "Warrants" has the meaning ascribed to such term in the Stock Purchase Agreement.

          SECTION 1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:


Term                                     Section
Claims                                     4.8(a)
Dedman Designees                           5.1(c)
Demand Exercise Notice                     4.1(a)
Demand Registration Request                4.1(a)
Demand Registrations                       4.1(a)
Drag-Along Notice                          2.3(b)
Dragging Parties                           2.3(a)
Equity Purchase Shares                     3.1(a)
Initiating Holder                          4.1(a)
Initiating Holder Group                    4.1(a)
Issuance Notice                            3.1(b)
Litigation                                 8.13
Nasdaq                                     1.1
Other Holders                              4.1(b)
Overallotment Portion                      3.2(b)
Overallotment Seller                       3.2(b)
Overallotment Shares                       3.2(b)
Piggyback Registration                     4.2(a)
Recapitalization                           6.1
Repurchase Notice                          3.2(b)
Repurchase Number of Shares                3.2(a)
Repurchase Offer                           3.2(a)
Stockholder Repurchase Number of Shares    3.2(a)
Tag-Along Notice                           2.2(b)
Tag-Along Right                            2.2(a)
Tag-Along Sale                             2.2(a)
Tag-Along Shares                           2.2(a)
Third Party                                2.3(a)
Transferring Stockholder                   2.2(a)


              SECTION 1.3. Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) For purposes of calculating the amount of outstanding shares of Common Stock or Equity Securities as of any date and the number of shares of Common Stock or Equity Securities beneficially owned by any Person as of any date, any shares of Common Stock held in the Company's treasury or owned by any Subsidiaries of the Company shall be disregarded.

          (d) The definitions set forth in Section 1.1 of the terms "Capitalized Lease Obligation", "EBITDA", "Leverage Ratio", "Pretax Net Income", "Redeemable Stock", "Redemption Obligation" and "Total Debt" shall be amended from time to time to conform to the meanings ascribed to such terms in the New Credit Facility or, if the New Credit Facility shall no longer exist, the meanings ascribed to such terms in the New Credit Facility immediately prior to its termination, unless otherwise agreed by the parties hereto; provided that the definition of "Total Debt" shall continue to include the exclusion contained in clause (B) in the parenthetical contained in clause (v) of such definition.


                                   ARTICLE II

                            TRANSFER OF COMMON SHARES

          SECTION 2.1. Restrictions on Transfer. (a) During the period commencing on the First Closing Date and ending on the first anniversary of the First Closing Date, each Stockholder agrees not to, and to cause its Permitted Transferees not to, Transfer any shares of Common Stock held by such Stockholder or Permitted Transferee; provided, that the foregoing shall not be applicable to Permitted Transfers.

          (b) Each Stockholder agrees that it shall not Transfer any Equity Securities or any management rights in the Company, including without limitation the right to appoint directors of the Company, to a Person that is a Company
Competitor or an Affiliate of a Company Competitor unless such Transfer is consented to in writing by the Company and, so long as Cypress has Consent Rights, in the case of a Transfer by any member of the Dedman Stockholder Group, the Investor Stockholders.

          (c) Each Stockholder agrees that at least 10 Business Days prior to entering into a definitive agreement to Transfer any Equity Securities beneficially owned by it, him or her (other than a Permitted Transfer or a Transfer pursuant to Article IV or similar registration rights under another agreement), such Stockholder shall give notice to the other Stockholders party hereto that it may enter into such an agreement.

          (d) No Stockholder shall Transfer any shares of Common Stock, other than pursuant to a Permitted Transfer, unless such Stockholder has complied with the provisions of this Article II applicable to such Stockholder.

          SECTION 2.2. Tag-Along Rights. (a) Subject to Section 2.1, if any member of the Dedman Stockholder Group (each a "Transferring Stockholder") shall desire to Transfer any shares of Common Stock in one transaction or a series of related transactions to any Person (including any Group), other than pursuant to a Permitted Transfer, and such Person (together with its Affiliates) beneficially owns, or such transaction or series of transactions will result in such Person (together with its Affiliates) beneficially owning more than 10% of the outstanding Equity Securities (either such transaction or series of related transactions, a "Tag-Along Sale"), then the Investor Stockholders shall have the right (the "Tag-Along Right") to participate on a pro rata basis with such member of the Dedman Stockholder Group in such Transfer and, in connection therewith, to require the proposed transferee to purchase from the Investor Stockholders, a number of the Investor Stockholders' shares of Common Stock (the "Tag-Along Shares") equal to the product of (i) a fraction, the numerator of which is the number of shares of Common Stock proposed to be sold by the Transferring Stockholder and the denominator of which is the aggregate number of shares of Common Stock beneficially owned as of such date by the Dedman Stockholder Group, multiplied by (ii) the number of shares of Common Stock beneficially owned by the Investor Stockholder Group as of such date. In the event that the proposed transferee is unwilling to purchase all of the shares of Common Stock that the Transferring Stockholder and Investor Stockholders propose to Transfer hereunder, the number of shares of Common Stock that a Stockholder, including the Transferring Stockholder, may sell pursuant to this Section 2.2(a) shall be determined, on a pro rata basis, by multiplying the maximum number of shares of Common Stock that the proposed transferee of the Tag-Along Shares is willing to purchase on the terms set forth in the Tag-Along Notice (as defined below) by a fraction, the numerator of which is the number of shares of Common Stock that such Stockholder proposes to sell hereunder (subject to the maximum amount for each Stockholder calculated pursuant to the preceding sentence) and the denominator of which is the aggregate number of shares of Common Stock that all Stockholders exercising rights under this Section 2.2, including the Transferring Stockholder, propose to sell hereunder. Any shares of Common Stock sold by the Investor Stockholders pursuant to this Section 2.2 shall be sold by the Investor Stockholders for the same consideration per share and upon the same terms and conditions as such proposed Transfer by any Transferring Stockholder (or no less favorable terms and conditions than those received by the Transferring Stockholder in any series of related transactions, taking such transactions as a whole).

          (b) The Transferring Stockholder shall give prior written notice of such intended Tag-Along Sale to the Investor Stockholders at least 20 Business Days prior to the proposed consummation of such Tag-Along Sale. Such notice (the "Tag-Along Notice") shall set forth the terms and conditions of such proposed Tag-Along Sale, including the name of the proposed transferee, the number of shares of Common Stock proposed to be Transferred (including the number of shares of Common Stock previously or proposed to be Transferred to the applicable transferee or its Affiliates in a related transaction), the purchase price per share of Common Stock proposed to be paid therefor, the form of consideration (and if such consideration consists in whole or in part of property other than cash, the Transferring Stockholder will provide such information, to the extent reasonably available to such Transferring Stockholder, relating to such consideration as the Investor Stockholders may reasonably request in order to evaluate such non-cash consideration). The Tag-Along Right may be exercised by the Investor Stockholders upon delivery of a written notice to the Transferring Stockholder within 10 Business Days after the receipt of the Tag-Along Notice. Such written notice shall state the aggregate number of shares of Common Stock that the Investor Stockholders propose to include in such Transfer (provided that the aggregate number of shares of Common Stock the Investor Stockholders propose to include shall not exceed the number of Tag-Along Shares).

          (c) The closing of the purchase of the Tag-Along Shares shall take place concurrently with and at the location of the closing of the Transfer of the shares by the Transferring Stockholder within 20 Business Days after the date of the Tag-Along Notice or within such other time as shall be agreed upon by the Transferring Stockholder and the Investor Stockholders selling Tag-Along Shares. At such closing, the purchaser thereof shall deliver the consideration to be paid to the Investor Stockholders (if such consideration includes cash, by wire transfer of federal or other immediately available funds in the appropriate amount to an account designated by the Investor Stockholders) against delivery of the certificates representing the Tag-Along Shares so purchased, duly endorsed in blank by the person or persons in whose name a stock certificate is registered or accompanied by a duly executed assignment separate from certificate.

          (d) The exercise or nonexercise of the rights of the Investor Stockholders in this Section 2.2 to participate in one or more Transfers by members of the Dedman Stockholder Group shall not adversely affect the Investor Stockholders' rights to participate in subsequent Transfers by members of the Dedman Stockholder Group.

          SECTION 2.3. Drag-Along Rights. (a) If at any time following the third anniversary of the First Closing, the Company or any member of the Dedman Stockholder Group receives an offer from a Person other than a Stockholder or an Affiliate of a Stockholder (a "Third Party") to purchase or otherwise acquire all of the shares of Common Stock then outstanding (whether by merger, consolidation, by purchase of stock or otherwise) and, subject to compliance with Section 5.3 of this Agreement, such offer is proposed to be accepted by the Company or such Dedman Stockholder (the "Dragging Parties"), then the Investor Stockholders hereby agree that, if requested by the Dragging Parties, they will Transfer to such Third Party on the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to the Dragging Parties all, but not less than all, of the Equity Securities owned by them.

          (b) The Dragging Parties will give written notice (the "Drag-Along Notice") to the Investor Stockholders of any proposed Transfer giving rise to the rights of the Dragging Parties set forth in Section 2.3(a) as soon as practicable following the acceptance of the offer referred to in Section 2.3(a). The Drag-Along Notice will set forth the name of the proposed transferee or acquiring Person, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Parties will provide such information, to the extent reasonably available to the Dragging Parties, relating to such consideration as the Investor Stockholders may reasonably request in order to evaluate such non-cash consideration) and the other material terms and conditions of the offer. In connection with any such sale, the Investor Stockholders will agree (i) to make or agree to the same representations, covenants, indemnities (with respect to all matters other than the Dragging Parties' ownership of shares of Common Stock) and agreements as the Dragging Parties so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the number of shares Transferred by each Stockholder, (ii) to make the same representations and warranties (and provide related indemnification) as to their ownership of their shares of Common Stock as are given by the Dragging Parties with respect to each such other Stockholder's ownership of shares of Common Stock and (iii) to pay their proportionate share of the reasonable costs incurred in connection with such transaction to the extent not paid or reimbursed by the Company or the transferee or acquiring Person. If the Transfer referred to in the Drag-Along Notice is not consummated within 90 days from the date of the Drag-Along Notice, the Dragging Parties must deliver another Drag-Along Notice in order to exercise their rights under this Section
2.3  with  respect  to  such  Transfer  or  any  other  Transfer.

          SECTION 2.4. Transferees. (a) Any Permitted Transferee of a Stockholder shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were the transferor Stockholder, including, without limitation, having the rights and being subject to the obligations of the transferor Stockholder under this Article II. Prior to the initial acquisition of beneficial ownership of any shares of Common Stock by any Permitted Transferee, and as a condition thereto, each Stockholder agrees to cause its respective Permitted Transferees to agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence.

          (b) No Third Party Transferee shall have any rights or obligations under this Agreement, except that

          (i) if a Third Party Transferee of an Investor Stockholder (or any member of the Investor Stockholder Group) together with its Affiliates acquires shares of Common Stock representing at least 50% of the Investor Stockholders' Initial Interest, such Third Party Transferee and its Affiliates (A) shall be subject to the obligations of the Investor Stockholders under Sections 2.1, 2.3, 2.5, 5.1, 5.5, 5.8, 5.9, 8.4 and Article VI and (B) shall have the rights of the Investor Stockholders under Sections 2.2 (but shall only have the Tag-Along Right of the Investor Stockholders if the Investor Stockholders elect to assign such right to such Third Party Transferee) and 8.4 and Articles III (but no Third Party Transferee shall be permitted to further assign rights under Section
3.2 in connection with any subsequent Transfer of shares of Common Stock by such Third Party Transferee), IV (but shall only have the right to request a Demand Registration if the Investor Stockholders elect to assign such right to such Third Party Transferee) and V (other than Sections 5.3 and 5.4) (but shall only have the rights of the Investor Stockholders under Sections 5.1 and 5.2 if and to the extent the Investor Stockholders elect to assign such rights to such Third Party Transferee; provided that (x) if, immediately following the Transfer to such Third Party Transferee, the Investor Stockholders have the right to designate one Director pursuant to Section 5.1, the Investor Stockholders cannot assign their rights under Section 5.2 to such Third Party Transferee at such time, but shall be permitted to assign such rights to such Third Party
Transferee effective at such time as the Investor Stockholders no longer have the right to designate a Director pursuant to Section 5.1 so long as at such time, such Third Party Transferee continues to have the right to designate a Director, (y) no Third Party Transferee to whom the Investor Stockholders assign any rights under Section 5.1 shall be permitted to further assign such rights in connection with any subsequent Transfer of shares of Common Stock by such Third Party Transferee, and (z) notwithstanding the provisions of Section 5.1, if the Investor Stockholders assign their right to designate two Directors to a Third Party Transferee, such right of the Third Party Transferee shall terminate if such Third Party Transferee (together with its Affiliates) ceases to beneficially own a number of shares of Common Stock equal to at least 50% of the Investor Stockholders' Initial Interest and any such right to designate one Director shall terminate if such Third Party Transferee (together with its Affiliates) ceases to beneficially own a number of shares of Common Stock equal to at least 25% of the Investor Stockholders' Initial Interest).

          (ii) if a Third Party Transferee of a Dedman Stockholder (or any member of the Dedman Stockholder Group) together with its Affiliates acquires shares of Common Stock representing at least 10% of the outstanding Voting Securities, then such Third Party Transferee and its Affiliates (A) shall be subject to the obligations of the Dedman Stockholders under Sections 2.1, 2.2,
2.5 and 8.4 and Articles V and VI and (B) shall have the rights of the Dedman Stockholders under Sections 2.3 and 8.4.

          (c) Prior to the consummation of a Transfer described in Section 2.4(b) to the extent rights and obligations are to be assigned, and as a condition thereto, the applicable Third Party Transferee shall (i) agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in Section 2.4(b) and (ii) provide the Company and the other parties to this Agreement at such time complete information for notices under this Agreement.

          SECTION 2.5. Compliance with Transfer Provisions. Any Transfer or attempted Transfer of shares of Common Stock in violation of any provision of this Agreement shall be void.

                                   ARTICLE III

                             EQUITY PURCHASE RIGHTS

          SECTION 3.1. Equity Purchase Rights. (a) The Company hereby grants to each member of the Investor Stockholder Group, and each member of the Dedman Stockholder Group the right to purchase its, his or her pro rata portion of all or any part of New Securities which the Company may, from time to time, propose to sell or issue. A pro rata portion, for purposes of this Agreement, is the ratio of the number of shares of Common Stock beneficially owned by each such Stockholder immediately prior to any purchase to the total number of shares of Common Stock of the Company issued and outstanding at such time on a Fully Diluted Basis. The number or amount of New Securities which the members of the Investor Stockholder Group and the Dedman Stockholder Group may purchase pursuant to this Section 3.1(a) shall be referred to as the "Equity Purchase Shares". The equity purchase right provided in this Section 3.1(a) shall apply at the time of issuance of any right, warrant or option or convertible or exchangeable security and not to the conversion, exchange or exercise thereof.

          (b) The Company shall give written notice of a proposed issuance or sale described in Section 3.1(a) to the members of the Investor Stockholder Group and the Dedman Stockholder Group within two Business Days following any meeting of the Board at which any such issuance or sale is approved. Such notice (the "Issuance Notice") shall set forth the material terms and conditions of such proposed transaction, including the name of any proposed purchaser(s) or the proposed manner of disposition, the number or amount and description of the shares proposed to be issued and the proposed purchase price per share, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof. Such notice shall also be accompanied by any written offer from the prospective purchaser to purchase such New Securities. The Issuance Notice shall be received by the members of the Investor Stockholder Group and the Dedman Stockholder Group at least 20 days prior to the proposed issuance or sale.

          (c) At any time during the 20-day period following the receipt of an Issuance Notice, such Stockholders shall have the right to irrevocably elect to purchase up to the number of the Equity Purchase Shares at the purchase price set forth in the Issuance Notice (or if such price includes property other than cash, the equivalent in cash of such price) and upon the other terms and conditions specified in the Issuance Notice by delivering a written notice to the Company. Except as provided in the following sentence, such purchase shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. The closing of any purchase by any member of the Investor Stockholder Group or any member of the Dedman Stockholder Group may be extended beyond the closing of the transaction described in the Issuance Notice to the extent necessary to obtain required governmental approvals and other required approvals and the Company and the offeree shall use their respective best efforts to obtain such approvals.

          (d) If none of the members of the Investor Stockholder Group or the Dedman Stockholder Group elect pursuant to Section 3.1(c) to purchase any of the Equity Purchase Shares, the Company shall be free to complete the proposed issuance or sale described in the Issuance Notice on terms no less favorable to the Company than those set forth in the Issuance Notice, provided that (x) such issuance or sale is closed within 90 days after the expiration of the 20-day period described in Section 3.1(c), (y) the price at which the New Securities are transferred must be equal to or higher than the purchase price described in the Issuance Notice and (z) subject to Section 3.1(e), the amount of securities to be issued or sold by the Company may be reduced. Such periods within which such issuance or sale must be closed shall be extended to the extent necessary to obtain required governmental approvals and other required approvals and the Company shall use its commercially reasonable efforts to obtain such approvals.

          (e) To the extent that, after the election to acquire Equity Purchase Shares pursuant to the purchase right under this Section 3.1, the number of New Securities shall be reduced (whether at the discretion of the Company or otherwise), then the number of shares or other amount of Equity Purchase Shares that the members of the Investor Stockholder Group and the Dedman Stockholder Group have the right to acquire under this Section 3.1 shall be reduced pro rata and such Stockholders' elections shall be deemed to have been their respective irrevocable commitments to purchase such reduced number of shares or other amount of such Equity Purchase Shares.

          SECTION 3.2. Equity Repurchase Program. (a) If, on the fifth anniversary of the First Closing Date (as defined in the Stock Purchase Agreement) and on each anniversary of the First Closing Date thereafter, (i) the Company (A) is not using its Best IPO Efforts to pursue and complete an Initial Public Offering and (B) has not continuously used its best efforts (without interruption) to pursue and complete an Initial Public Offering for at least the eighteen month period immediately preceding such anniversary and (ii) the Company's Leverage Ratio is less than 3.5x, the Company shall make an offer (a "Repurchase Offer") to each Qualifying Stockholder to repurchase a pro rata portion of a number of shares of Common Stock equal to the Repurchase Number of Shares (as defined below). For purposes of this Section 3.2, the eighteen month period referred to in clause (B) shall not begin to run until the Company shall have filed the registration statement referred to in clause (i) of the definition of Best IPO Efforts. The "Repurchase Number of Shares" shall be equal to the aggregate number of shares of Common Stock that could be purchased at a price equal to the Fair Market Value of each share (determined by an Independent Investment Banking Firm selected by the Investor Stockholders and reasonably acceptable to the Company; it being understood that Fair Market Value shall be determined on the basis of a public market valuation of the Company without any control premium) for an amount of cash equal to the amount of cash the Company could borrow without causing its Leverage Ratio to exceed 3.5x. The number of shares to be repurchased from each Qualifying Stockholder (the "Stockholder Repurchase Number of Shares") shall be equal to the product of (i) the Repurchase Number of Shares, multiplied by (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock beneficially owned by such Qualifying Stockholder and the denominator of which is equal to the total number of shares of Common Stock beneficially owned by all Qualifying Stockholders; provided that, for purposes of this calculation, the Investor Stockholders may determine the aggregate Stockholder Repurchase Number of Shares for all of the Investor Stockholders and allocate such aggregate number of shares among the Investor Stockholders in their discretion. For purposes of this Section 3.2, the number of shares of Common Stock beneficially owned by all Qualifying Stockholders shall exclude any additional shares of Common Stock acquired by the Qualifying Stockholders after the First Closing (other than shares acquired in the Second Closing, if any, and shares acquired upon exercise of the Warrant).

         (b)  If the Company is required to make  a Repurchase Offer pursuant to
Section 3.2, within 5 Business Days of the applicable anniversary of the First Closing Date, the Company shall send a notice (a "Repurchase Notice") to each Qualifying Stockholder which shall set forth the Repurchase Number of Shares, the Stockholder Repurchase Number of Shares for each Qualifying Stockholder, the purchase price per share (which shall be the Fair Market Value as determined above) and the closing date for such repurchase which shall be no later than 20 Business Days after the date of the Repurchase Notice. Within 5 Business Days after delivery of the Repurchase Notice by the Company to the Qualifying Stockholders, the Qualifying Stockholders shall, by written notice to the Company elect to sell to the Company all or a portion of its applicable Stockholder Repurchase Number of Shares upon the terms set forth in the Repurchase Notice; provided, that if one or more Qualifying Stockholders do not exercise in full their right to sell their Stockholder Repurchase Number of Shares (such number minus the number of shares to be repurchased being herein referred to as the "Overallotment Shares "), a portion of the Overallotment Shares equal to the applicable Overallotment Portion (as defined below) may be sold by each other Qualifying Stockholder (each, an "Overallotment Seller") who has exercised its rights in full to have the Company repurchase its applicable Stockholder Repurchase Number of Shares. As used herein, the term "Overallotment Portion" means a number of shares of Common Stock equal to the product of (x) the quotient determined by dividing (A) the aggregate number of outstanding shares of Common Stock beneficially owned by such Overallotment Seller by (B) the aggregate number of outstanding shares of Common Stock beneficially owned by the Overallotment Sellers and (y) the total number of Overallotment Shares; provided that, for purposes of this calculation, the Investor Stockholders shall be permitted to allocate the aggregate Overallotment Portion to which they are entitled among themselves in their discretion. If a Qualifying Stockholder has not delivered written notice to the Company that it elects to participate in the Repurchase Offer within the 5 Business Day period provided above for the delivering of such notice, then the Company shall not be obligated to repurchase any shares of Common Stock from such Qualifying Stockholder; provided, that the failure of a Qualifying Stockholder to exercise its rights with respect to any Repurchase Offer shall not limit such Qualifying Stockholder from exercising its rights with respect to any future Repurchase Offer.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

          SECTION 4.1. (a) At any time and from time to time after an Initial Public Offering, any Investor Stockholder (and any other Holder to whom an Investor Stockholder has specifically transferred its rights under this Section 4.1) shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder(s) and the intended method of distribution thereof. All such requests pursuant to this Section 4.1(a) are referred to herein as "Demand Registration Requests" and the registrations so requested are referred to herein as "Demand Registrations" (with respect to any Demand Registration, the Holder making such demand for registration being referred to as the "Initiating Holder" and, in the case that the Initiating Holder is an Investor Stockholder, such Initiating Holder, together with the other Investor Stockholders and their Permitted Transferees, the "Initiating Holder Group"). As promptly as practicable, but no later than 10 Business Days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand Exercise Notice") of such Demand Registration Request to all Holders of record of Registrable Securities.

          (b) The Company shall include in a Demand Registration (i) the Registrable Securities of the Initiating Holder and the other members of the Initiating Holder Group that shall have made a written request to the Company for inclusion thereof in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such other members) within the time specified below and (ii) the Registrable Securities of any other Holder (other than members of the Initiating Holder Group) (collectively, the "Other Holders") that shall have made a written request to the Company for inclusion thereof in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder(s)) within 30 days after the receipt of the Demand Exercise Notice.

          (c) The Company shall, as expeditiously as practicable following a Demand Registration Request, use its commercially reasonable efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by the Initiating Holder and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register by the Initiating Holder Group and the Other Holders (to the extent permitted to be included in accordance with the terms hereof), for distribution, in accordance with such intended method of distribution, and (ii) if requested by the Initiating Holder, obtain acceleration of the effective date of the registration statement relating to such registration.

          (d) The rights of Holders of Registrable Securities to request Demand Registrations pursuant to Section 4.1(a) are subject to the following limitations: (i) in no event shall the Company be required to effect more than four Demand Registrations pursuant to this Agreement whether requested by an Investor Stockholder or a Third Party Transferee and (ii) the Company shall not be obligated to effect more than one Demand Registration under which the aggregate number of Registrable Securities to be included in such Demand Registration would not exceed 15% of the Investor Stockholders' Initial Interest. Upon assignment by the Investor Stockholders of the right to initiate a Demand Registration to a Third Party Transferee in accordance with Section 2.4(b) with respect to Registrable Securities, such Investor Stockholders shall cease to have the right to initiate such Demand Registration with respect to such Registrable Securities.

          (e) A registration requested pursuant to this Section 4.1 will not be deemed to have been effected unless the relevant registration statement has become effective, provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for an aggregate of more than 30 days in the 210 days following the date of effectiveness, such registration will be deemed not to have been effected.

          (f) If a requested registration pursuant to this Section involves an underwritten offering, the Initiating Holder shall have the right to select in good faith an investment banker or bankers and managers of nationally recognized standing to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company. The Company shall notify the Initiating Holder if the Company objects to any investment banker or manager selected by the Initiating Holder pursuant to this
Section 4.1(f) within 10 Business Days after the Initiating Holder has notified the Company of such selection.

          (g) If the managing underwriter of any underwritten offering shall advise the Holders participating in a Demand Registration that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Initiating Holder, then the Initiating Holder shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. If a requested registration pursuant to this Section 4.1 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company or other holders who are entitled to and who desire to exercise "piggyback" or similar registration rights which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holder, the Company will include in such registration only the Registrable Securities requested to be included in such registration pursuant to this Section 4.1. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold in such offering within a price range acceptable to the Initiating Holder, the Company shall include in such registration the number of Registrable Securities proposed to be sold by the Initiating Holder Group (to the extent the managing underwriter believes that such Registrable Securities can be sold in such offering within such price range, and if they cannot and the Initiating Holder chooses not to exercise its right provided in the first sentence of this paragraph, such smaller number of Registrable Securities of the members of the Initiating Holder Group as specified by the Initiating Holder) and, to the extent the managing underwriter believes that additional Registrable Securities can be sold in such offering within such price range, the number of Registrable Securities proposed to be sold by the Other Holders, allocated pro rata among the Other Holders on the basis of the relative number of Registrable Securities requested to be registered pursuant to clause (ii) of Section 4.1(b) by each such Holder. In the event that the number of Registrable Securities requested by all Holders to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company or other holders who are entitled to and desire to exercise "piggyback" or similar registration rights may include in such registration a number of securities that the Company proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold in such offering within a price range acceptable to the Initiating Holder.

          (h) If the Company at any time grants to any other holders of Voting Securities (or securities that are convertible, exchangeable or exercisable into Voting Securities) any rights to request the Company to effect the registration under the Securities Act of any such Voting Securities (or any such securities) on terms (other than with respect to the number of demands permitted to be requested) more favorable to such holders than the terms set forth in this
Section 4.1, then the Holders shall be entitled to such more favorable rights and benefits.

          SECTION 4.2. Piggyback Registrations. (a) If, at any time following the Initial Public Offering, the Company proposes or is required to register any of its Equity Securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or acquisition or (ii) a Demand Registration pursuant to Section 4.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give reasonable written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use its commercially reasonable efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities that the Company at the time proposes to register) to permit the sale or other disposition by such Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered (such registration, a "Piggyback Registration"). There is no limitation on the number of Piggyback Registrations pursuant to the preceding sentence that the Company is obligated to effect. No registration effected under this Section 4.2(a) shall relieve the Company of its obligations to effect Demand Registrations.

          (b) If, at any time after giving written notice of its intention to register any Equity Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Equity Securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 4.1, and (ii) in the case of a determination to delay such registration of its Equity Securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Equity Securities.

          (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 4.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

          (d) If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in a registration under this Section 4.2 would materially adversely affect such offering, then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, second, the securities requested to be registered by any stockholder exercising a demand registration right, and third, the Registrable Securities and any other securities of the Company with respect to which the holders thereof are entitled to and desire "piggyback" or similar registration rights, pro rata among all such holders on the basis of the relative number of securities of the Company requested to be registered pursuant to Section 4.2(a) or such other "piggyback" or similar registration rights by each such holder.

          (e) If a Piggyback Registration pursuant to this Section involves an underwritten offering, the Company shall have the right to select in good faith an investment banker or bankers and managers of nationally recognized standing to administer the offering.

          SECTION 4.3. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as practicable:

          (a) prepare and file with the Commission a registration statement on an appropriate registration form of the Commission for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company (provided, that if any registration requested pursuant to this Article IV which is proposed by the Company to be effected by filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such registration statement information not required to be included pursuant to Form S-3, then the Company shall supplement such registration statement as reasonably requested by such managing underwriter) and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or "blue sky" laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Initiating Holder, in the case of a Demand Registration, or a majority of the Holders electing to sell securities, in the case of a Piggyback Registration) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and, in the case of a registration pursuant to
Section 4.1, reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto pursuant to Section 4.1 to which the Holders of a majority of the Registrable Securities covered by such registration statement or the managing underwriter, if any, shall reasonably object in writing);

          (b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement in each case until the earlier of (i) such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement by the Holder or Holders thereof and (ii) the expiration of 180 days from the date such registration statement first becomes effective;

          (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement, and such other documents, as such seller and underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities as contemplated by such registration statement;

          (d) use its commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions within the United States as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify generally to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for, the provisions of Section 4.8 hereof;

          (f) obtain (i) any opinion of counsel for the Company, dated the date of the closing under the underwriting agreement with respect to such offering, in customary form and in form and scope reasonably satisfactory to the underwriter and its counsel, and (ii) any "cold comfort" letter signed by the independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters;

          (g) notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any, as soon as practicable: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware that results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, if the notification relates to an event described in clause (v), the Company shall, as soon as practicable, prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus as supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

          (h) use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earning statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder;

          (i) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on each national securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (if any), and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

          (j) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Initiating Holder, in the case of a Demand Registration, or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (k) deliver, as soon as practicable, to each Holder participating in the offering and one counsel for the selling Holders participating in the offering and the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and any memoranda relating to discussions with the Commission or its staff with respect to the registration statement, other than those portions of any such memoranda that contain information subject to attorney-client privilege with respect to the Company or other stockholders, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (l) use reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (m) provide a CUSIP number for all Registrable Securities sold pursuant to the Registration Statement, not later than the effective date of the registration statement;

          (n) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

          (o) promptly prior to the filing of any document that is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), provide copies of such document to one counsel for the selling Holders and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as such counsel for such selling holders or underwriters may reasonably request;

          (p) furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

          (r) use reasonable efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the selling Holders in connection with the methods of distribution for the Registrable Securities;

          (s) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least two business days prior to any sale of Registrable Securities; and

          (t) take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require as a condition precedent to the Company's obligations under this Section 4.3 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, provided that such information shall be used only in connection with such registration. Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph
(g) of this Section 4.3, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of a supplemented or amended prospectus as contemplated by paragraph (g) of this
Section 4.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of any prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the 180 day period mentioned in paragraph
(b) of this Section 4.3 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 4.3. If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

          SECTION 4.4. Registration Expenses. The Company will pay (or promptly reimburse the payment of) all Expenses incurred in connection with each registration statement filed pursuant to this Article IV. All underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in connection with any registration statement filed pursuant to this
Article IV shall be borne by the Holders of the Registrable Securities sold pursuant to such registration statement, pro rata in proportion to the number of Registrable Securities of each such Holder included in such registration.

          SECTION 4.5.  Limitations on Sale or Distribution of Other Securities.
(a) To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 4.1 or 4.2, each Holder of Registrable Securities agrees not to Transfer, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days from the effective date of the registration statement (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form that is then in effect or upon the conversion, exchange or exercise of any then outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for Common Stock) to use its commercially reasonable efforts to cause each holder of any Equity Security or any security convertible into or exchangeable or exercisable for any Equity Security of the Company purchased from the Company at any time other than in a public offering so to agree); provided that with respect to registrations effected pursuant to Section 4.2, each Holder of Registrable Securities shall only be required to agree to one such period of restriction on Transfer in any 365-day period.

          (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 4.1, and if such previous registration shall not have been withdrawn or abandoned or postponed pursuant to Section 4.6, the Company shall not Transfer any Common Stock (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form that is then in effect or upon the conversion, exchange or exercise of any then outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for Common Stock) during the time period reasonably requested by the managing underwriter, not to exceed 90 days from the effective date of the registration statement.

          SECTION 4.6. Company Right to Postpone Registration. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 120 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 4.1 of this Agreement if the Company determines (i) in its good faith judgment after consultation with its outside securities counsel that such registration and offering would require premature disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or (ii) in its good faith judgment after consulting with an Independent Investment Banking Firm that the filing of the registration statement and the related sale of securities of the Company would be reasonably likely to have an adverse affect on the Company's financing plans, including sales of securities of the Company, in each case the Company promptly gives the Holders of Registrable Securities requesting registration thereof pursuant to Section 4.1 written notice of such delay. If the Company shall so postpone the filing of a registration statement, such Holders of Registrable Securities requesting registration thereof pursuant to
Section 4.1 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Holders of Registrable Securities are entitled pursuant to Section 4.1 hereof. The Company shall not be permitted to postpone registration pursuant to this Section 4.6 more than once in any 365-day period.

          SECTION 4.7. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

          SECTION 4.8. Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this
Article IV, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors, officers, affiliates, employees, stockholders, members and general and limited partners (and the directors, officers, affiliates, employees, stockholders, members and general and limited partners thereof), each other Person who participates as an underwriter in the offering or sale of such securities, each officer, director, employee, stockholder, member or general and limited partner of such underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, together with the documents incorporated by reference therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the Transfer of such securities by such seller.

          (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 4.1 or 4.2 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 4.1 or 4.2, any underwriter) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4.8) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount that any such Holder shall be required to pay pursuant to this Section 4.8(b) and Sections 4.8(c) and 4.9 shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the Transfer of such securities by such Holder.

          (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 4.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.8, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4.8, except to the extent the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Article IV. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or
(ii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), and the indemnifying party shall be liable for any reasonable expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities by any such party.

          (f) The indemnification and contribution required by this Section 4.8 and Section 4.9 shall be made by periodic payments of reasonable frequency of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          SECTION 4.9. Contribtuion. (a) If for any reason the indemnity provided for in Section 4.8 is unavailable or is insufficient to hold harmless an indemnified party under Section 4.8(a), (b) or (c), then each indemnifying party and the Company agree to contribute to the amount paid or payable by such indemnified party in respect of any losses, claims, damages or liabilities (i) as between the Company and the holders of Registrable Securities covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and each holder of Registrable Securities covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such holders or by the underwriters. The relative fault of the Company, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4.9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.9, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Stockholder's obligation to contribute pursuant to this
Section 4.9 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all the Stockholders and not joint.

          SECTION 4.10. Rule 144. The Company covenants and agrees that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) it will take such further action as any Investor Stockholder (or any Third Party Transferee to whom any Investor Stockholder transfers the right to make a Demand Registration) of Registrable Securities may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Investor Stockholder (or any Third Party Transferee to whom any Investor Stockholder transfers the right to make a Demand Registration), the Company will deliver to such Investor Stockholder (or any Third Party Transferee to whom any Investor Stockholder transfers the right to make a Demand
Registration) a written statement as to whether it has complied with such requirements.

                                    ARTICLE V

                              CORPORATE GOVERNANCE

          SECTION 5.1. Board Representation. (a) Effective as of the First Closing, the Board shall be comprised of 7 members of whom four shall be the Directors immediately prior to the First Closing, two shall be designees of the Investor Stockholders and one shall be an Independent Director. The designees of the Investor Stockholders shall have been designated by the Investor Stockholders prior to the First Closing and each such Person shall continue to be an Investor Director until at least the earlier of (i) the first anniversary of the First Closing and (ii) the date such Person ceases to be an Affiliate of any Investor Stockholder (whether as a result of death, termination of employment or otherwise). Within three months of the First Closing, the Dedman Stockholders shall designate an Independent Director who shall fill the vacancy existing at the First Closing.

          (b) After the First Closing, the Board shall be comprised of 7 members (or the Board may be reduced to 6 members, if the Investor Stockholders (and their assigns) shall be entitled to designate less than two Directors), of whom (i) one shall be an Independent Director, selected as described below, and
(ii) (A) two shall be designees of the Investor Stockholders so long as the Investor Stockholders (together with their Permitted Transferees) beneficially own at least 50% of their Initial Interest or (B) one shall be a designee of the Investor Stockholders so long as the Investor Stockholders (together with their Permitted Transferees) beneficially own less than 50% of their Initial Interest but at least 25% of their Initial Interest; provided that the size of the Board may be increased at any time to up to 9 members (and thereafter reduced to not less than 7 members (or 6 members, if the Investor Stockholders (and their assigns) shall be entitled to designate less than two Directors)); provided that if the Board consists of more than 7 members, at least one of the additional member(s) must be an Independent Director who shall be designated by the Dedman Stockholders. If the Investor Stockholders (together with their Permitted Transferees) beneficially own less than 25% of their Initial Interest, then the Investor Stockholders shall not be entitled to designate any Directors. Each Independent Director shall be selected by the Dedman Stockholders. Each of the Dedman Stockholders, the Investor Stockholders and the Company shall take such action as may be required under applicable law to include in the slate of nominees recommended by the Board the designees of the Investor Stockholders and each Independent Director designated by the Dedman Stockholders. Each of the Investor Stockholders agrees that so long as the Dedman Stockholder Group has the right to vote an aggregate of 50% or more of the outstanding Voting Securities, the Investor Stockholders shall take such action as may be required under applicable law to include in the slate of nominees recommended by the Board the Persons designated by the Dedman Stockholder Group to fill the positions on the Board not required to be filled by an Independent Director or a designee of the Investor Stockholders (such Persons, the "Dedman Designees").

          (c) Each of the Dedman Stockholders and the Investor Stockholders agrees to vote (and use its best efforts to cause each of its Permitted Transferees to vote, if applicable), or act by written consent with respect to, any Voting Securities beneficially owned by it, at each annual or special meeting of stockholders of the Company at which Directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the designees of the Investor Stockholders, the Dedman Designees and each Independent Director designated by the Dedman Stockholders to be elected to the Board and to otherwise effect the intent of the provisions of
Section 5.1(a) and (b). The Company agrees to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board as provided herein.

          (d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Investor Director or Independent Director, the remaining Directors and the Company shall cause the vacancy created thereby to be filled by a new designee as soon as possible, who is designated in the manner and by the persons specified in Section 5.1(b), and the Company, each Investor Stockholder and each Dedman Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same. Upon the written request of the Investor Stockholders, each Dedman Stockholder shall vote (and use its best efforts to cause each of its Permitted Transferees to vote, if applicable), or act by written consent with respect to, all Voting Securities beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove any Investor Director and to elect any replacement Director designated as provided in the first sentence of this Section 5.1(d). Unless an Investor Stockholder shall otherwise request in writing, no Dedman Stockholder or any of its Permitted Transferees shall take any action to cause the removal of any Investor Directors. At the written request of the Dedman Stockholders, each Investor Stockholder shall take the actions described in the second preceding sentence with respect to any Independent Director designated by the Dedman Stockholders or to any Dedman Designee.

          (e) Without the written consent of the Investor Stockholders, the Company agrees not to take any action that would cause the number of Directors constituting the entire Board to be less than 7 (unless the Investor
Stockholders (and their assigns) shall be entitled to designate less than two Directors, in which case, less than 6) or greater than 9 and each Dedman Stockholder and Investor Stockholder agrees to use its best efforts to cause the number of Directors constituting the entire Board to be no less than 7 (or 6, under the circumstances described above) or greater than 9.

          (f)  Except  to  the  extent  specifically  provided  for  pursuant to
Section 2.4, the rights of the Investor Stockholders and its Permitted Transferees granted under this Section 5.1 may be exercised only by the Investor Stockholders or any Permitted Transferee that is controlled by any of the Investor Stockholders, notwithstanding any Transfer to any Permitted Transferee of the Investor Stockholders.

          SECTION 5.2. Committees. For so long as the Investor Stockholders are entitled pursuant to Section 5.1(b) to designate at least one Director, the Company shall cause any executive committee, compensation committee, audit committee, investment committee, nominating committee or other committee of the Board to include at least one Investor Director.

          SECTION 5.3. Consents Rights. In addition to any vote or consent of the Board or the stockholders of the Company required by law or the Certificate of Incorporation, until such time as the members of the Investor Stockholder Group beneficially own less than either (x) 50% of the Investor Stockholders' Initial Interest or (y) 8% of the total outstanding Equity Securities (provided that if, following any issuance of Equity Securities by the Company, the members of the Investor Stockholder Group beneficially own less than 8% of the total outstanding Equity Securities, the members of the Investor Stockholder Group shall not be deemed to beneficially own less than 8% of the total outstanding Equity Securities for purposes of this Section 5.3 until such time as any member of the Investor Stockholder Group Transfers any Equity Securities), the prior written consent of an Investor Stockholder (or a Permitted Transferee of an Investor Stockholder that is controlled by such Investor Stockholder) shall be necessary for authorizing, effecting or validating the following actions by the
Company:

          (i)  amendments  to  the  Certificate  of  Incorporation  or  By-Laws;

          (ii) (A) the sale, lease, transfer, mortgage, encumbrance or other disposition of any of the Company's or its Subsidiaries properties or assets, in one transaction or a series of related transactions, including, without limitation, Capital Stock in any Subsidiaries of the Company, to any Person other than its wholly-owned Subsidiaries, except for such properties or assets having an aggregate fair market value, as determined in good faith by the Board, of less than $30 million in any fiscal year or (B) the transfer of properties or assets , in one transaction or a series of related transactions, having an aggregate fair market value, as determined in good faith by the Board, of less than $25 million in the aggregate in any fiscal year to joint ventures, partnerships, corporations or other business entities in which it is or thereby becomes a participant;

          (iii) the merger or consolidation of the Company or sale, directly or indirectly, of all or substantially all of the Company's assets;

          (iv) the acquisition (directly or through any of its Subsidiaries) by merging or consolidating with, or by purchasing all or a substantial portion of the stock or assets of, or by any other manner acquiring, any business, properties, assets or Person, in one transaction or a series of related transactions, for consideration (including assumed debt) or the making of any investment in any other Person, in the aggregate in any fiscal year in excess of 10% of the operating revenue of the Company and its consolidated Subsidiaries for its next preceding fiscal year (as shown on its audited financial statements for the next preceding fiscal year); provided that no more than $10 million of such consideration shall consist of Equity Securities so long as such Equity Securities issued in any such transaction are valued at the Formula Price; provided, further, that in connection with any such transaction in which the Investor Stockholders will provide additional equity to the Company, at the time any Investor Stockholder consents to such transaction, such Investor Stockholder will specify the amount of any such additional equity commitment.

          (v) the incurrence of any Indebtedness (other than (1) short-term Indebtedness incurred to refinance existing short-term Indebtedness or otherwise incurred in the ordinary course of business consistent with past practice, (2) Indebtedness incurred under the New Credit Facility, as in effect on the date hereof, (3) Indebtedness incurred to repurchase Common Stock pursuant to Section
3.2 but only if the Company cannot satisfy its obligations under Section 3.2 with borrowings under the New Credit Facility, and (4) Indebtedness of the Company or any of its Subsidiaries to the Company or any of its wholly-owned Subsidiaries), assumption, guarantee, endorsement or otherwise as an accommodation becoming responsible for the obligations of any other Person, or the making of any loan, advance or capital contribution (other than to the Company or any of its wholly-owned Subsidiaries) in excess of $50 million in the aggregate in any fiscal year; provided that the foregoing shall not prohibit the refinancing of the New Credit Facility as each part thereof matures so long as
(A) such new facility provides for an aggregate principal amount of Indebtedness not in excess of the aggregate principal amount of Indebtedness provided by the New Credit Facility, (B) such new facility is on commercially reasonable terms,
(C) such new facility expressly permits the Equity Repurchase Program contemplated by Section 3.2 on no less restrictive terms than the New Credit Facility and (D) the Investor Stockholders have been consulted in connection therewith and have been afforded a reasonable opportunity to comment on the terms and conditions of such new facility;

          (vi) the making or commitment to make any capital expenditures in the aggregate in excess of 7% of the operating revenue of the Company and its consolidated Subsidiaries for its next preceding fiscal year (as shown on its audited financial statements for the next preceding fiscal year);

          (vii) the redemption, repurchase or prepayment of any Indebtedness of the Company or any of its Subsidiaries prior to its scheduled maturity or mandatory prepayment, or amendment or modification of the terms of any Indebtedness existing on the date hereof or incurred hereafter in compliance with the provisions of this Section 5.3, in each case, except with respect to Indebtedness of less than $50 million in the aggregate in any fiscal year;

          (viii) the making, declaration, setting aside or payment of any dividend or making of any other distribution on, or directly or indirectly redeeming, purchasing or otherwise acquiring, any shares of its Capital Stock or other equity interests (or those of any of its Subsidiaries) or any securities or obligations convertible into or exchangeable for any shares of its Capital Stock or other equity interests, except for (i) the Redemption Obligation, (ii) dividends or distributions by any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company, (iii) repurchases of Equity Securities of up to $5.0 million in any fiscal year from Charitable or Non-Profit Entities; provided that to the extent that less than $5.0 million is repurchased under this clause (iii) in any fiscal year, such unused amounts may be used to make repurchases from Charitable or Non-Profit Entities in any subsequent fiscal year, (iv) repurchases of Equity Securities of up to $2.5 million in any fiscal year from members of the Dedman Stockholder Group (provided that the Foundation Stockholders shall have the right to participate in such repurchases pro rata based on the ratio of (x) the Initial Interest of the Foundation Stockholders to (y) the Initial Interest of all members of the Dedman Stockholder Group) and (v) repurchases of Equity Securities of up to $2.5 million in any fiscal year from stockholders of the Company other than Charitable or Non-Profit Entities or members of the Dedman Stockholder Group; provided that (A) in the case of clauses (i), (iii), (iv) and (v), such repurchases shall be made at the Formula Price, (B) in the case of clause (iv), there shall be no repurchases prior to the first anniversary of the First Closing and (C) in the case of clauses (iii) and (v), there shall be no repurchases prior to the determination of the Formula Price (and the approval thereof pursuant to clause (xvi)) at the end of the first quarter of 2000;

          (ix) entering into any direct or indirect transaction by the Company or any of its Subsidiaries with an Affiliate of the Company or any member of the Dedman Stockholder Group or a family member or an Affiliate thereof (including without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement), other than a transaction which satisfies all three of the following criteria: such transaction (i) is in the ordinary course of business,
(ii) involves or has a potential value of $5 million or less and (iii) is no less favorable to the Company than an arm's-length transaction with a third party which is not such a party as determined in good faith by the Board;

          (x) (A) the removal or election of any Chief Executive Officer or a similar officer whose responsibility is executive oversight of the Company's and its Subsidiaries' operations or (B) approval of any new, or material modification of any existing, executive, officer and director compensation plans or agreements offered by the Company or any of its Subsidiaries;

          (xi) the commencement, undertaking or engaging in any new line of business or otherwise materially changing the nature of the business engaged in by the Company and its Subsidiaries on the date hereof;

          (xii) the commencement of any proceeding or the filing of any petition in any court relating to bankruptcy, reorganization, insolvency, liquidation or relief from debtors involving the Company;

          (xiii) the settlement or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation where the amount paid does not exceed $15 million for any single litigation matter or related group of litigation matters (provided such settlement or compromise agreements do not involve any non-monetary obligations on the part of Company or any of its Subsidiaries);

          (xiv) the issuance or sale by the Company of any Common Stock or other Equity Securities (except, in each case, (1) under the Company stock option plans, as currently in effect on the date hereof, or as approved pursuant to clause (x)(B) of this Section 5.3, (2) upon exercise of the Warrants, (3) as consideration in any transaction of the type described in clause (iv) of this
Section 5.3 which does not require the consent of the Investor Stockholders or to which the Investor Stockholders have consented, (4) offered pursuant to a registration statement which has been declared effective under the Securities Act, whereby such securities shall be publicly traded on a national securities exchange or quoted on the Nasdaq or National Market System, (5) Common Stock (provided that (A) after giving effect to such issuance and the pro forma use of the proceeds therefrom, the Leverage Ratio would not be less than 2.5x, (B) the Person to whom the Common Stock is issued does not receive Consent Rights or other similar rights and (C) such Person does not receive more favorable rights to designate Directors or to participate on committees than those granted to the Investor Stockholders pursuant to Sections 5.1 and 5.2) and (6) to the ESOP in connection with any Matching Contribution (as defined in the ESOP) or Pre-Tax Contribution (as defined in the ESOP) pursuant to the terms thereof);

          (xv) make any change in any method of accounting or accounting practice or policy except as required by changes in GAAP and with the concurrence of its independent accountants; or

          (xvi) the determination of the Formula Price for the purposes of clauses (iv) and (viii) of this Section 5.3 and any other transaction involving the issuance or repurchase of Equity Securities by the Company or any Subsidiary of the Company; provided that, if an Investor Stockholder does not consent to the Formula Price, the Company and the Investor Stockholders shall attempt to resolve such differences for a period of 14 days and if, after such 14-day period the Company and the Investor Stockholders cannot resolve their differences, the Formula Price shall be determined by an Independent Investment Banking Firm selected by the Investor Stockholders with the consent of the Company, which consent shall not be unreasonably withheld.

          SECTION 5.4. Voting on Certain Matters. In connection with any vote or action by written consent of the stockholders of the Company relating to any matter that constitutes a Consent Right, each Dedman Stockholder agrees (and agrees to cause each of its Permitted Transferees, if applicable), with respect to any Voting Securities with respect to which it, he or she has the power to vote, (i) to vote against (and not act by written consent to approve) such Consent Right if such Consent Right has not been consented to by the Investor Stockholders in accordance with the provisions of Section 5.3 and (ii) to take or cause to be taken all other reasonable actions required, to the extent permitted by law, to prevent the taking of any action by the Company with respect to a Consent Right unless such Consent Right has been consented to by the Investor Stockholders in accordance with the provisions of Section 5.3.

          SECTION 5.5. Restrictions on Other Agreements. Except for agreements with other members of its Stockholder Group, no Stockholder shall enter into or agree to be bound by any stockholder agreements or similar agreements with any Person with respect to any Equity Securities (including, without limitation, the deposit of any shares of Common Stock in a voting trust or forming, joining or in any way participating in or assisting in the formation of a Group with respect to any shares of Common Stock); provided that in no event shall any Stockholder enter into or agree to be bound by stockholder agreements or arrangements of any kind which are in any manner inconsistent with this Agreement. Notwithstanding the foregoing, this Section 5.5 shall not prohibit any agreement with any Person to whom Equity Securities are permitted to be issued pursuant to Section 5.3(xiv)(5) which is necessary to implement and solely relates to the provisions of clause (C) of such Section so long as such agreement is not otherwise inconsistent with this Agreement. Notwithstanding the foregoing, no provision of this Agreement shall prevent the Company from entering into a registration rights agreement with any member of the Dedman Stockholder Group that is identical in all material respects to the provisions of Article IV except that the Company may provide the members of the Dedman Stockholder Group the right to require the Company to effect a greater number of Demand Registrations than provided to the Investor Stockholders; provided, that the members of the Dedman Stockholder Group shall not be entitled to exercise more than five Demand Registrations prior to the seventh anniversary of an Initial Public Offering unless the Investor Stockholders and their Permitted Transferees cease to own at least 25% of their Initial Interest; provided, further, that, until such time as the Investor Stockholders (and their assigns) have used all four of their Demand Registrations, if any member of the Dedman Stockholder Group has requested a Demand Registration, such member shall have 90 days from the date of such request to consummate such registration and if consummated within such 90-day period, no member of the Dedman Stockholder Group shall be permitted to exercise another Demand Registration until at least one year after the consummation of such Demand Registration and if not consummated in such period, such member shall terminate such registration and withdraw such request and no member of the Dedman Stockholder Group shall be permitted to exercise another Demand Registration until at least the one year anniversary of the end of such 90-day period.

          SECTION 5.6. Financial and Other Information. The Company shall deliver, or cause to be delivered to the Investor Stockholders as soon as available, annual, quarterly and monthly financial statements of the Company, budget and planning information with respect to the Company and its Subsidiaries and such other information and data with respect to the Company and its Subsidiaries as the Investor Stockholders may reasonably request, including, without limitation, full and complete access to the files and records regarding the business of the Company and its Subsidiaries. The Investor Stockholders shall be afforded the opportunity to discuss such information with management of the Company from time to time upon their reasonable request.

          SECTION 5.7. Board Procedures. Unless otherwise agreed by the parties hereto, the Board shall follow the following procedures:

          (i) Meetings. Special Meetings of the Board may be held at any time permitted pursuant to the By-Laws, by oral, telephonic, telegraphic or facsimile notice duly given or sent, or by written notice sent by two-day courier, in each case to be received at least two days before any actions to be taken by written resolution, at least three days before any telephonic meeting and at least seven days before any in-person meeting to each director. Reasonable efforts shall be made to ensure that each director actually receives timely notice of any meeting.

          (ii) Agenda. A reasonably detailed agenda shall be supplied to each Director reasonably in advance of each meeting of the Board, together with other appropriate documentation with respect to agenda items calling for Board action, to inform adequately Directors regarding matters to come before the Board. Any Director wishing to place a matter on the agenda for any meeting of the Board may do so by communicating with the chairman of the Board sufficiently in advance of the meeting of the Board so as to permit timely dissemination to all directors of information with respect to the agenda.

          (iii) Reimbursement of Expenses. The Company shall reimburse the Investor Directors for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof.

          (iv) Repurchases. The Company shall provide to the Board a quarterly report specifying the number of shares of Common Stock or other Equity Securities repurchased in such quarter and the prices at which such shares were repurchased.

          SECTION 5.8. Cooperation. Each Dedman Stockholder and Investor Stockholder shall vote (or act or not act by written consent with respect to) all of its shares of Common Stock (and any shares of Common Stock with respect to which it has the power to vote (whether by proxy or otherwise)) and shall, as necessary or desirable, attend all meetings in person or by proxy for purposes of obtaining a quorum, and execute all written consents in lieu of meetings, as applicable, to effectuate the provisions of this Article V.

          SECTION 5.9. Investments. (a) The Investor Stockholders agree that, from the First Closing to the date that is three months after the date the Investor Stockholders or their Affiliates no longer have a designated nominee on the Board, the Investor Stockholders or their Affiliates will not make any Active Investment in or take action to become an Affiliate of, a Company Competitor; provided, that nothing in this Section 5.9 shall preclude the Investor Stockholders or their Affiliates from (i) making a non-Active Investment in any Person, (ii) maintaining or increasing a current investment
(including an Active Investment) in, or maintaining a current Affiliate relationship with, any Person or (iii) maintaining or increasing an investment (including an Active Investment) in (including through the making of an Active Investment in a Company Competitor by an Affiliate), or maintaining an Affiliate relationship with, any Person that is a Company Competitor but was not a Company Competitor, and to the knowledge of the Investor Stockholders did not intend to become a Company Competitor, at the time the Investor Stockholders initiated an investment or Affiliate relationship with such Person.

          (b) The Company represents and warrants to the Investor Stockholders that the Persons listed on Schedule 5.9 are Persons who are engaged in the ownership or operation of daily fee or semi-private golf courses or golf-related private clubs.

                                   ARTICLE VI

                               IPO RECAPITALIZTION

          SECTION 6.1. Agreement to Effect Recapitalization. Each of the Stockholders hereby agrees that prior to the consummation of an Initial Public Offering it shall use its reasonable efforts to vote (or act by written consent with respect to) all of its shares of Common Stock (and any shares of Common Stock with respect to which it has the power to vote) and shall, as necessary or desirable, use its reasonable efforts to attend all meetings in person or by proxy to effectuate a recapitalization (the "Recapitalization") pursuant to which the following will occur immediately prior to the consummation of the Initial Public Offering: (i) the authorized Capital Stock of the Company will include (A) not less than the number of shares of Class B Common Stock that is 50,000,000 more than the number of shares of Common Stock outstanding prior to the Recapitalization, (B) not less than the number of shares of Class A Common Stock that is 150,000,000 more than the number of authorized shares of Class B Common Stock and (C) not less than 150,000,000 shares of preferred stock, issuable in series; (ii) each share of Common Stock outstanding prior to the Recapitalization will be converted into one share of Class B Common Stock; (iii) each option, warrant or other right to acquire shares of Common Stock outstanding or issuable prior to the Recapitalization shall be converted into an option, warrant or other right to acquire the same number of shares of Class B Common Stock on the same terms and conditions; (iv) the Certificate of Incorporation and By-Laws of the Company will be amended in such manner that the material terms of the Certificate of Incorporation and By-Laws will include those set forth in Schedule 6.1 hereto.

                                   ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES OF
                              CERTAIN STOCKHOLDERS

          Each of Robert H. Dedman, Sr., Robert H. Dedman, Jr., Patricia Dedman Dietz, Robert Dedman Trust #1 and Robert Dedman Trust #2, severally and not jointly, hereby represents and warrants to the Purchasers as follows:

          SECTION 7.1. Organization. Such Stockholder, if a trust, has been duly established and is a valid trust under the laws of the State of Texas.
Each Stockholder that is a trust has provided to the Investor Stockholders a complete and correct copy of its indenture creating the trust and all amendments thereto, as in effect on the date of this Agreement.

          SECTION 7.2. Authority. Such Stockholder, if a trust, has all necessary trust power and authority, and if a natural person, has legal capacity to enter into this Agreement and has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder. Assuming the due execution of this Agreement by the Company, the Purchasers and the other Stockholders, this Agreement constitutes legal, valid and binding obligations of such Stockholder, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 7.3. Non-Contravention. Neither the execution of this Agreement by such Stockholder nor the performance by such Stockholder of its obligations hereunder nor the consummation by such Stockholder of the transactions contemplated hereby, will result in (a) if such Stockholder is a trust, a violation of or a conflict with the indenture creating the trust, (b) a breach or violation of, or a default under (with or without notice or lapse of time or both), any term or provision of, or any right of termination, cancellation, modification or acceleration arising under, any note, bond, mortgage, indenture, license, contract, commitment arrangement, agreement, lease or other instrument or obligation to which such Stockholder is a party or is subject or by which any of its properties or assets are bound, (c) a violation by such Stockholder of any Government Order (as defined in the Stock Purchase Agreement), or statute, law, ordinance, rule or regulation, whether federal, foreign, state or local, to which such Stockholder is subject or by which any of its properties or assets are bound, or (d) the imposition of any Encumbrance (as defined in the Stock Purchase Agreement) on the business, properties or assets of such Stockholder.

          SECTION 7.4. Consents and Approvals. No consent, approval, order or authorization of or notice to, or declaration, filing or registration with any Governmental Authority (as defined in the Stock Purchase Agreement), or consent, approval or waiver of any other Person, is required to be made or obtained by such Stockholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby except those that have been made or obtained prior to the date hereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.1. Conflicting Agreements. Each of the Stockholders and the Company represents and warrants that such party has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

          SECTION  8.2.  Termination.  The  provisions of Article II (other than
Section 2.4), Article III, Sections 5.3 and 5.4 and Article VI shall terminate upon the earlier of the (i) consummation of an Initial Public Offering or (ii) the tenth anniversary of the date hereof. Subject to Section 2.4, the provisions of Sections 5.1, 5.2, 5.6, 5.7 and 5.8 shall terminate at such time as the Investor Stockholders no longer have the right to designate one Director. In addition, the provisions of Section 5.3 are subject to earlier termination as specified therein and the provisions of Section 5.9 shall terminate at the time specified therein. The Investor Stockholders shall cease to have any rights or obligations (other than under Article IV) under this Agreement as of the date that they cease to have the right under Section 5.1 to designate at least one Director.

          SECTION 8.3. Legend. (a) All certificates representing the shares of Common Stock held by each Stockholder shall bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B)
PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

          (b) Upon the sale of any shares of Common Stock pursuant to (i) an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder or (ii) another exemption from registration under the Securities Act or upon the termination of this Agreement, the certificates representing such shares of Common Stock shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 8.3; provided that the Company may condition such replacement of certificates under clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

          (c) Upon execution of this Agreement, shares of Common Stock presently held by Stockholders that do not bear a legend as provided in Section
8.3 shall be surrendered to the Company and such instruments shall be endorsed with said legend and returned to the appropriate Stockholder.

          SECTION 8.4. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          SECTION 8.5. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Stockholder unless such modification, amendment or waiver is approved in writing by the Company and each Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          SECTION 8.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 8.7. Effective Date. This Agreement shall become effective immediately upon the First Closing.

          SECTION 8.8. Entire Agreement. Except as otherwise expressly set forth herein, this document and the Stock Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of any Stockholder under any other agreement with any other Stockholder or the Company, the terms of this Agreement shall govern.

          SECTION 8.9. Successors and Assigns. Except as expressly provided herein, neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          SECTION 8.10. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 8.11. Remedies. (a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          SECTION 8.12. Notices. Any notice, request, claim, demand or other communication under this Agreement shall be in writing, shall be either personally delivered, delivered by facsimile transmission, or sent by reputable overnight courier service (charges prepaid) to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder when receipt is acknowledged for personal delivery or facsimile transmission or one day after deposit with a reputable overnight courier service.

If  to  the  Investor  Stockholders:

The  Cypress  Group
65  East  55th  Street
New  York,  New  York  10022
Attention:  James  L.  Singleton
Telephone:  (212)  705-0153
Facsimile:  (212)  705-0199

with  a  copy  to:

Simpson  Thacher  &  Bartlett
425  Lexington  Avenue
New  York,  NY  10017-3909
Attention:  David  B.  Chapnick,  Esq.
Telephone:  (212)  455-2000
Facsimile:  (212)  455-2502

If  to  the  Company:

Clubcorp,  Inc.
3030  LBJ  Freeway,  Suite  700
Dallas,  Texas  75234
Attention:  Terry  A.  Taylor,  Esq.
Telephone:  (972)  888-7538
Facsimile:  (972)  888-7717

with  a  copy  to:

Sullivan  &  Cromwell
125  Broad  Street
New  York,  New  York  10004
Attention:  Andrew  D.  Soussloff,  Esq.
Telephone:  (212)  558-4000
Facsimile:  (212)  558-3588

If  to  any  Dedman  Stockholder:

c/o  ClubCorp,  Inc.
3030  LBJ  Freeway,  Suite  700
Dallas,  Texas  75234
Attention:  Terry  A.  Taylor,  Esq.
Telephone:  (972)  888-7538
Facsimile:  (972)  888-7717

with  a  copy  to  each  of:

Hughes  &  Luce,  LLP
1717  Main  Street,  Suite  2800
Dallas,  Texas  75201
Attention:  Vester  T.  Hughes,  Esq.
Telephone:  (214)  939-5500
Facsimile:  (214)  939-5849

and

Sullivan  &  Cromwell
125  Broad  Street
New  York,  New  York  10004
Attention:  Andrew  D.  Soussloff,  Esq.
Telephone:  (212)  558-4000
Facsimile:  (212)  558-3588

          SECTION 8.13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

          SECTION 8.14. Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.


CYPRESS  MERCHANT  BANKING  PARTNERS  L.P.

By:  Cypress Associates L.P., its
       General  Partner

By:  The Cypress Group L.L.C.,
       its General Partner


By:     /s/James L. Singleton
Name:  James L. Singleton
Title: Member


CYPRESS GOLF LTD.

By:    /s/James L. Singleton
Name:  James L. Singleton
Title: Director


CYPRESS MERCHANT BANKING PARTNERS II L.P.
55th STREET PARTNERS II L.P.

By:  Cypress Associates II LLC,
       its General Partner


By:    /s/James L. Singleton
Name:  James L. Singleton
Title: Managing Member


CYPRESS GOLF C.V. LTD.


By:    /s/James L. Singleton
Name:  James L. Singleton
Title: Director

CLUBCORP, INC.

By:    /s/Robert H. Dedman, Jr.
Name:  Robert H. Dedman, Jr.
Title: CEO

/s/Robert H. Dedman
Robert H. Dedman

/s/Robert H. Dedman, Jr.
Robert H. Dedman, Jr.

/s/Patricia Dedman Dietz
Patricia Dedman Dietz


THE DEDMAN FOUNDATION

By:    /s/ Robert H. Dedman
Name:  Robert H. Dedman
Title: President


THE ROBERT AND NANCY DEDMAN
  FOUNDATION


By:    /s/Robert H. Dedman
Name:  Robert H. Dedman
Title: Chairman

ROBERT DEDMAN TRUST #1


By:    /s/Patricia Dedman Dietz
Name:  Patricia Dedman Dietz
Title: Signatory by Trustee Consent


ROBERT DEDMAN TRUST #2


By:    /s/Robert H. Dedman, Jr.
Name:  Robert H. Dedman, Jr.
Title: Signatory by Trustee Consent


NANCY DEDMAN TRUST #1


By:    /s/Patricia Dedman Dietz
Name:  Patricia Dedman Dietz
Title: Signatory by Trustee Consent


NANCY DEDMAN TRUST #2


By:    /s/Robert H. Dedman, Jr.
Name:  Robert H. Dedman, Jr.
Title: Signatory by Trustee Consent